Exhibit 99.1
Signature Pages

SRB MANAGEMENT, L.P.

	By:	BC Advisors, LLC, its general partner

Date: 3/2/2010		By:	/s/Richard J. Birns
Name: Richard J. Birns
Title: Attorney-in-Fact

BD MEDIA INVESTORS LP

	By:	SRB Management, L.P., its general partner

		By:	BC Advisors, LLC, its general partner

Date: 3/2/2010			By:	/s/Richard J. Birns
Name: Richard J. Birns
Title: Attorney-in-Fact

BC ADVISORS, LLC

Date: 3/2/2010	By:	/s/Richard J. Birns
Name: Richard J. Birns
Title: Attorney-in-Fact

STEVEN R. BECKER

Date: 3/2/2010	By:	/s/Richard J. Birns
Name: Richard J. Birns
Title: Attorney-in-Fact

MATTHEW A. DRAPKIN

Date: 3/2/2010	By:	/s/Richard J. Birns
Name: Richard J. Birns
Title: Attorney-in-Fact